Exhibit 99.1

Cyclerion Therapeutics Appoints Errol De Souza, Ph.D., to Board of Directors

Senior CNS expert and biotech business leader to inform strategy and future clinical development

CAMBRIDGE, Mass., April 26, 2021 (GLOBE NEWSWIRE) -- Cyclerion Therapeutics, Inc. (Nasdaq: CYCN), a clinical-stage biopharmaceutical company on a mission to develop treatments that restore cognitive function, announced today the appointment of Errol De Souza, Ph.D., to its board of directors.

Dr. De Souza is a seasoned R&D and business leader with broad experience - from large pharma to start ups - in the discovery and development of therapeutics for the treatment of central nervous system (CNS) disorders. Dr. De Souza is currently the executive chairman of Bionomics Limited and a member of the board of directors of Royalty Pharma and Catalyst Biosciences. Previously, Dr. De Souza founded Neurocrine Biosciences, Inc., served as CEO of numerous publicly traded and private companies, including Biodel, Inc., Synaptic Pharmaceutical Corp., Archemix Corp. and Neuropore Therapies, Inc. In addition, he led CNS R&D at DuPont Merck and US R&D at Aventis. Dr. De Souza received a B.A. in physiology and a Ph.D. in endocrinology from the University of Toronto.

"We are excited to welcome Errol to the Cyclerion Board of Directors. With deep expertise in CNS drug development and strategic business experience at the highest levels of biotech leadership, Errol will provide important counsel to help shape the future of Cyclerion," said Peter Hecht, Ph.D. chief executive officer of Cyclerion. “We seek board members with strong strategic judgment, an owner-oriented mindset, business savvy, a strong interest in our company, and absolute integrity, and Errol embodies all of those attributes and will serve as an outstanding representative of our shareholders and advisor to our company.”

"I have great respect for the Cyclerion team's drug-making expertise and the potential for modulation of the NO-sGC-cGMP pathway to positively impact brain physiology," said Dr. De Souza. "I look forward to joining Cyclerion's highly-committed board at this pivotal time to provide guidance on the company's strategy and support the mission of creating therapies that restore cognitive function for patients."

About Cyclerion Therapeutics

Cyclerion Therapeutics is a clinical-stage biopharmaceutical company on a mission to develop treatments that restore cognitive function. Cyclerion’s lead molecule is CY6463, a novel, first-in-class, CNS-penetrant, sGC stimulator that modulates a key node in a fundamental CNS signaling network. The multidimensional pharmacology elicited by the stimulation of sGC has the potential to impact a broad range of CNS diseases. CY6463 has shown rapid improvement in biomarkers associated with cognitive function and is currently in clinical development for Alzheimer's Disease with Vascular pathology (ADv) and Mitochondrial Encephalomyopathy, Lactic Acidosis and Stroke-like episodes (MELAS).

For more information about Cyclerion, please visit https://www.cyclerion.com/ and follow us on Twitter (@Cyclerion) and LinkedIn (www.linkedin.com/company/cyclerion).

Forward Looking Statement

This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. Our forward-looking statements are based on current beliefs and expectations of our management team that involve risks, potential changes in circumstances, assumptions, and uncertainties. We may, in some cases use terms such as “predicts,” “believes,” “potential,” “continue,” “anticipates,” “estimates,” “expects,” “plans,” “intends,” “may,” “could,” “might,” “likely,” “will,” “should” or other words that convey uncertainty of the future events or outcomes to identify these forward-looking statements. Each forward-looking statement is subject to risks and uncertainties that could cause actual results to differ materially from those expressed or implied in such statement. Applicable risks and uncertainties include the risks listed under the heading “Risk Factors” and elsewhere in our 2020 Form 10-K filed on February 25, 2021. Investors are cautioned not to place undue reliance on these forward-looking statements. These forward-looking statements (except as otherwise noted) speak only as of the date of this press release, and Cyclerion undertakes no obligation to update these forward-looking statements, except as required by law.

Investors
Carlo Tanzi, Ph.D.
Kendall Investor Relations
ctanzi@kendallir.com

Media
Amanda Sellers
Verge Scientific Communications
asellers@vergescientific.com